                                                            EXHIBIT (a)(1)(C)(I)

                         NOTICE OF GUARANTEED DELIVERY
                              CLASS A COMMON STOCK
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)
                                      FOR
                           OFFER TO PURCHASE FOR CASH
              UP TO 11,298,630 SHARES OF ITS CLASS A COMMON STOCK
                                      AND
               UP TO 5,505,305 SHARES OF ITS CLASS B COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                  AT A PURCHASE PRICE NOT GREATER THAN $13.50
                         NOR LESS THAN $12.50 PER SHARE
                                       BY

                                 GARTNER, INC.

         THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL
              EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY,
            JULY 30, 2004, UNLESS GARTNER EXTENDS THE TENDER OFFER.

     As set forth in Section 3 of the offer to purchase, dated June 22, 2004, you should use this notice of guaranteed delivery (or a facsimile of it) to accept the tender offer (as defined herein) if:

     (a) your share certificates are not immediately available or you cannot deliver certificates representing shares of class A common stock, par value $.0005 per share (including the associated preferred stock purchase rights issued under the Amended and Restated Stockholder Rights Plan dated as of August 31, 2002 with Mellon Investor Services LLC, as successor Rights Agent of Fleet National Bank, as amended by Amendment No. 1 to the Amended and Restated Rights Agreement, dated as of June 30, 2003) (referred to herein as the "class A shares"), of Gartner, Inc., a Delaware corporation ("Gartner"), prior to the "expiration date" (as defined in the offer to purchase); or

     (b) the procedure for book-entry transfer cannot be completed before the expiration date (as specified in the offer to purchase); or

     (c) time will not permit a properly completed and duly executed letter of transmittal and all other required documents to reach the depositary referred to below before the expiration date.

     You may deliver this notice of guaranteed delivery (or a facsimile of it), signed and properly completed, by mail, overnight courier, hand or facsimile transmission so that the depositary receives it before the expiration date. See
Section 3 of the offer to purchase and Instruction 2 to the applicable letter of transmittal.

                    THE DEPOSITARY FOR THE TENDER OFFER IS:

                          MELLON INVESTOR SERVICES LLC

      BY REGISTERED MAIL:              BY OVERNIGHT COURIER:                    BY HAND:
  Mellon Investor Services LLC      Mellon Investor Services LLC      Mellon Investor Services LLC
      Post Office Box 3301               85 Challenger Road             120 Broadway, 13th Floor
   South Hackensack, NJ 07606             Mail Drop-Reorg                 New York, NY, 10271
Attn: Reorganization Department      Ridgefield Park, NJ 07660      Attn: Reorganization Department
                                  Attn: Reorganization Department

                           BY FACSIMILE TRANSMISSION:

                        (For Eligible Institutions Only)
                              (201) 296-4293 (fax)
                             (201) 296-4860 (phone)

     Delivery of this notice of guaranteed delivery to an address other than those shown above or transmission of instructions via the facsimile number other than the one listed above does not constitute a valid delivery. Deliveries to Gartner, to the dealer manager of the tender offer or to the information agent of the tender offer will not be forwarded to the depositary and therefore will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the offer to purchase) will not constitute valid delivery to the depositary.

     You cannot use this notice of guaranteed delivery form to guarantee signatures. If a signature on the applicable letter of transmittal is required to be guaranteed by an "eligible guarantor institution" (as defined in Section 3 of the offer to purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the applicable letter of transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Gartner the number of class A shares indicated below, at the price per class A share indicated below, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase and the related letters of transmittal, which together (and as each may be amended and supplemented from time to time) constitute the tender offer, and the receipt of which is hereby acknowledged. This tender is being made pursuant to the guaranteed delivery procedure set forth in Section 3 of the offer to purchase. Unless the associated preferred stock purchase rights are redeemed prior to the expiration of the tender offer, a tender of any class A shares will also constitute a tender of the associated preferred stock purchase rights.

    NUMBER OF CLASS A SHARES BEING TENDERED HEREBY:           CLASS A SHARES

       CHECK ONE AND ONLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF
        YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER
                              ANY CLASS A SHARES.

          CLASS A SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE
                                  TENDER OFFER
               (SEE INSTRUCTION 5 OF THE LETTERS OF TRANSMITTAL)

     [ ] The undersigned wants to maximize the chance of having Gartner purchase all class A shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders class A shares and is willing to accept the purchase price for class A shares determined by Gartner pursuant to the tender offer (the "purchase price for class A shares"). This action could result in receiving a price per class A share of as low as $12.50.

                                    -- OR --

           CLASS A SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
               (SEE INSTRUCTION 5 OF THE LETTERS OF TRANSMITTAL)

     By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders class A shares at the price checked. This action could result in none of the class A shares being purchased if the purchase price for class A shares is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER CLASS A SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR CLASS A SHARES FOR EACH PRICE AT WHICH THE STOCKHOLDER TENDERS CLASS A SHARES. You cannot tender the same class A shares at more than one price, unless you have previously validly withdrawn those class A shares at a different price in accordance with Section 4 of the offer to purchase.

PRICE (IN DOLLARS) PER CLASS A SHARE AT WHICH CLASS A SHARES ARE BEING TENDERED

     [ ] $12.50          [ ] $12.60       [ ] $12.70       [ ] $12.80       [ ] $12.90       [ ] $13.00
     [ ] $13.10          [ ] $13.20       [ ] $13.30       [ ] $13.40       [ ] $13.50

             YOU WILL NOT HAVE VALIDLY TENDERED YOUR CLASS A SHARES
              UNLESS YOU CHECK ONE AND ONLY ONE BOX ON THIS PAGE.

                                    ODD LOTS
               (SEE INSTRUCTION 6 OF THE LETTERS OF TRANSMITTAL)

     To be completed ONLY if class A shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 class A shares.

     On the date hereof, the undersigned either (check one box):

     [ ] is the beneficial or record owner of an aggregate of fewer than 100 class A shares and is tendering all of those class A shares,

                                       OR

     [ ] is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 class A shares and is tendering all of such class A shares.

IN ADDITION, THE UNDERSIGNED IS TENDERING CLASS A SHARES (CHECK ONE BOX):

     [ ] at the purchase price for class A shares, which will be determined by Gartner in accordance with the terms of the tender offer (persons checking this box should check the first box on page [4] of this notice of guaranteed delivery, under the heading "Class A Shares Tendered at Price Determined Pursuant to the Tender Offer"); or

     [ ] at the price per class A share indicated under the heading, "Price (in
         Dollars) Per Class A Share at Which Class A Shares Are Being Tendered" on page 3 of this notice of guaranteed delivery.

                               CONDITIONAL TENDER
               (SEE INSTRUCTION 11 OF THE LETTERS OF TRANSMITTAL)

     A tendering stockholder may condition such stockholder's tender of any class A shares upon the purchase by Gartner of a specified minimum number of the class A shares such stockholder tenders, as described in Section 6 of the offer to purchase. Unless Gartner purchases at least the minimum number of class A shares you indicate below pursuant to the terms of the tender offer, Gartner will not purchase any of the class A shares tendered below. It is the tendering stockholder's responsibility to calculate that minimum number, and we urge each stockholder to consult his or her own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of class A shares that Gartner must purchase if Gartner purchases any class A shares, Gartner will deem your tender unconditional.

     [ ] The minimum number of class A shares that Gartner must purchase if
         Gartner purchases any class A shares, is:           class A shares.

     If, because of proration, Gartner will not purchase the minimum number of class A shares that you designate, Gartner may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her class A shares. To certify that you are tendering all of the class A shares you own, check the box below.

     [ ] The tendered shares represent all class A shares held by the undersigned.

                      STOCKHOLDERS COMPLETE AND SIGN BELOW

Please type or print
Certificate No.(s) (if available):                 Signature(s) of Stockholder(s):


-----------------------------------------------    -----------------------------------------------
                                                   Date:


-----------------------------------------------    -----------------------------------------------
                                                   Date:


-----------------------------------------------    -----------------------------------------------
                                                   Date:

Name(s) of Stockholders:    Area Code & Phone No.   Address(es) of Stockholders:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If shares will be tendered by book-entry transfer provide the following information:

Name of Tendering Institution:                     Account No:


-----------------------------------------------    -----------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "Eligible Guarantor Institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Guarantor Institution") guarantees the delivery of the class A shares tendered hereby to the depositary, in proper form for transfer, or a confirmation that the class A shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the offer to purchase into the depositary's account at the book-entry transfer facility, together with a properly completed and duly executed letter of transmittal for class A shares and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

Name of Firm:                                      Name of Firm:


-----------------------------------------------    -----------------------------------------------
Authorized Signature:                              Authorized Signature:


-----------------------------------------------    -----------------------------------------------
Name:                                              Name:


-----------------------------------------------    -----------------------------------------------
Title:                                             Title:


-----------------------------------------------    -----------------------------------------------
Address:                                           Address:


-----------------------------------------------    -----------------------------------------------
Zip Code:                                          Zip Code:


-----------------------------------------------    -----------------------------------------------
Area Code and Telephone Number:                    Area Code and Telephone Number:


-----------------------------------------------    -----------------------------------------------
Dated:                                             Dated:

-----------------------------------------------,   -----------------------------------------------,
  2004                                             2004

DO NOT SEND CLASS A SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
 CLASS A SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL FOR
                                CLASS A SHARES.